February 4, 1998


Pak Mail Centers of America, Inc.
3033 South Parker Road, Suite 1200
Aurora, Colorado  80014-2934

     Re:   Exchange of Series A Preferred Stock for Series C Preferred Stock

Ladies and Gentlemen:

     The undersigned is the registered holder of 1,216.668 shares of Series A Preferred Stock ("Preferred Stock") of Pak Mail Centers of America, Inc. ("Pak Mail"). Effective November 30, 1997, the undersigned has relinquished any rights to dividends on the Preferred Stock. In November 1997, the undersigned offered to exchange the undersigned's shares of Preferred Stock for 1,216.668 shares of Series C Preferred Stock having the terms and conditions set forth in the Articles of Amendment to the Articles of Incorporation of Pak Mail Centers of America, Inc. attached hereto as Exhibit A and for a warrant to purchase 604,264 shares of the Common Stock of Pak Mail as set forth in the Warrant to Purchase Shares of Common Stock of Pak Mail Centers of America, Inc. that is attached hereto as Exhibit B.

     In connection with such offer, the undersigned represents to Pak Mail that the undersigned has had access made available to the undersigned to complete information concerning Pak Mail, that the undersigned is an "accredited investor" as that term is defined in Regulation D adopted under the Securities Act of 1933, as amended ("Act"), that the undersigned will hold the Series C Preferred Stock and any shares of Common Stock issued upon conversion of the Series C Preferred Stock for the undersigned's own account and that the undersigned has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Series C Preferred Stock or any shares of Common Stock issued upon conversion of the Series C Preferred Stock to any other person.

     The undersigned understands that the Series C Preferred Stock has not been registered under the Act and that the undersigned cannot sell the shares of Series C Preferred Stock unless such shares are registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available.

     The undersigned understands that the certificate evidencing the shares of Series C Preferred Stock will contain a legend restricting transfer pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act, the availability of which must be established to the satisfaction of Pak Mail.



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Pak Mail Centers of America, Inc.
February 4, 1998
Page 2


     If the undersigned's offer to exchange is acceptable to Pak Mail, please so indicate by executing a copy of this letter where provided and the undersigned will return to Pak Mail for exchange the certificates representing the shares of Preferred Stock to be exchanged for 1,216.668 shares of Series C Preferred Stock and the warrants. Further, the undersigned agrees that upon such exchange being made, effective November 30, 1997, the undersigned will have no further rights pursuant to the Series A Preferred Stock and that Pak Mail will have no further obligations with respect thereto.

                                  Sincerely yours,

                                  PAK MAIL INVESTMENT PARTNERSHIP, L.P.
                                  By: Wexford Partners L.P., its General Partner
                                  By: Wexford Corporation, its General Partner


                                  By: /s/  F. Edward Gustafson
                                     -------------------------------------------
                                     F. Edward Gustafson
                                     Executive Vice President


The offer of exchange of PAK MAIL INVESTMENT PARTNERSHIP, L.P. is hereby accepted this 4th day of February, 1998.

                                  PAK MAIL CENTERS OF AMERICA, INC.



                                  By: /s/  John E. Kelly
                                     -------------------------------------------
                                     John E. Kelly, President